UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2023

FIRST FOODS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	47-4145514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

First Foods Group, Inc. c/o Incorp Services, Inc.,

3773 Howard Hughes Parkway, Suite 500S,

Las Vegas, NV 89169-6014

(Address of principal executive offices) (Zip Code)

(201) 471-0988

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Based on information provided by the Registrant’s independent registered public accounting firm, Friedman LLP (“Friedman”), effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”) and continued to operate as an independent registered public accounting firm. On September 29, 2022, the Registrant’s Board of Directors (i) dismissed Friedman and (ii) engaged Marcum to serve as the independent registered public accounting firm of the Registrant and to provide to the Registrant the services previously provided to the Registrant by Friedman. On February 2, 2023, the Registrant’s Board of Directors (i) dismissed Marcum and (ii) engaged RBSM LLP (“RBSM”) to serve as the independent registered public accounting firm of the Registrant and to provide to the Registrant the services previously provided to the Registrant by Friedman.

Neither of Friedman’s reports on the financial statements of the Registrant for either of the past two fiscal years ended, respectively, December 31, 2020 and December 31, 2021, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has recurring losses from operations which raises substantial doubt about its ability to continue as a going concern.

During the Registrant’s two most recent fiscal years ended, respectively, December 31, 2020 and December 31, 2021, and the subsequent interim period through September 29, 2022, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Friedman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the subsequent interim period through February 2, 2023, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Friedman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant’s two most recent fiscal years ended, respectively, December 31, 2020 and December 31, 2021, and the subsequent interim period through September 29, 2022, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). During the subsequent interim period through February 2, 2023, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has provided Marcum with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission dated September 29, 2022 from Friedman regarding its concurrence or disagreement with the statements made by the Registrant in this current report concerning the dismissal of Friedman as the Registrant’s independent registered public accounting firm was attached to the Registrant’s Form 8-K dated September 29, 2022. A letter to the Commission dated February 5, 2023 from Marcum regarding its concurrence or disagreement with the statements made by the Registrant in this current report concerning the dismissal of Marcum as the Registrant’s independent registered public accounting firm is attached as Exhibit 16 hereto.

During the Registrant’s two most recent fiscal years ended, respectively, December 31, 2020 and December 31, 2021, and the subsequent interim period through February 2, 2023, neither the Registrant nor anyone on its behalf has consulted with Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report nor oral advice was provided to the Registrant that Marcum concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibit

(d) Exhibits

16	Letter from Marcum LLP regarding the change in the Registrant’s certifying accountant, dated February 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of February, 2023.

FIRST FOODS GROUP, INC.

By:	/s/ Mark J. Keeley
Name:	Mark J. Keeley
Title:	Chief Financial Officer

3